Exhibit 99.1
CORPORATE PARTICIPANTS
Charles Koppelman
Martha Stewart Living Omnimedia — Executive Chairman and Principal Executive Officer
Robin Marino
Martha Stewart Living Omnimedia — President and CEO Merchandising
Kelli Turner
Martha Stewart Living Omnimedia — EVP, CFO
Dan Weinstein
Martha Stewart Living Omnimedia — Director, Financial Reporting
CONFERENCE CALL PARTICIPANTS
Richard Ingrassia
Roth Capital Partners — Analyst
Michael Meltz
JPMorgan Securities — Analyst
David Bank
RBC Capital Markets — Analyst
David Kestenbaum
Morgan Joseph & Co. — Analyst
PRESENTATION

Operator
Welcome to Martha Stewart Living Omnimedia first quarter 2009 earnings conference call and webcast. All participants will be in a listen-only mode until the question and answer session of the call. At the request of Martha Stewart Living Omnimedia this call is being recorded, anyone with objections should disconnect at this time.
At this time, it is my pleasure to introduce Dan Weinstein, Director of Financial Reporting and Planning of Martha Stewart Living Omnimedia. Dan, you may begin when you are ready.

Dan Weinstein — Martha Stewart Living Omnimedia — Director, Financial Reporting
Thanks, and good morning everyone. Welcome to Martha Stewart Living Omnimedia’s 2009 first quarter earnings conference call.
Before we begin, let me remind you that our discussions will contain forward-looking statements, which are made pursuant to the Private Securities Litigation Reform Act of 1995, as amended. These statements are not guarantees of future performance, and involve certain risks and uncertainties which are difficult to predict. Actual future results and trends may differ materially from what is forecast in forward-looking statements, due to a variety of factors.
Thank you, and now I will turn the call over to Charles.

Charles Koppelman — Martha Stewart Living Omnimedia — Executive Chairman and Principal Executive Officer
Thank you all for joining us this morning. I would like first to welcome Kelli Turner to the MSLO team, as our new Executive vice President and Chief Financial Officer. Kelli brings outstanding credentials in finance operations, corporate planning, and strategy to o ur team. Since arriving a short five weeks ago, she has been diving right into the business, and we are glad to have her here.

You will hear from her in a few minutes, when we cover the financial results. MSLO performed as we expected it would in the first quarter, though the challenges in the print advertising market and the anticipated KMart decline are weighing on the financial results, it is clear that our readers, viewers, users, listeners, and retail customers, are all coming to us for content, ideas, and products, that speak to what they are looking for in these difficult times.
It also comes back to our brands, which stand for quality and value. In the latest example, just last week, Media Industry News recognized Martha Stewart Living, as the brand that most exemplifies the very best in customer engagement in print, on-line, on the air, and on store shelves nationwide. We believe customers will be looking to Martha Stewart Living, and our other brands, even more as the economy improves. We have been hard at work on further strengthening and diversifying the business, to take advantage of better times ahead. Whether it is our new Hain partnership, our new pets initiative, the addition of our Emeril business, or new relationships yet to come, we remain very optimistic about the opportunities ahead.
Looking now at our Media results in the quarter, the challenges in publishing are evident. But instead of stating the obvious, I would like to discuss more broadly how our Media businesses are evolving, and point to what we think are some pretty good indicators as we move forward. High quality magazines will always have a place in the market, if they are differentiated, have strong brands behind them, and if they speak to consumers. Our titles fit those definitions.
In fact, this quarter we actually grew our total number of subscribers across all of our titles, which is quite an accomplishment, in an environment where other magazines are shutting their doors. However, we are not immune to the challenges that the rest of the industry is facing, with marketers, and at newsstands. On the advertising side, revenues were down in the neighborhood of 30%, as we expected.
Looking at our Book business, we continue to receive a positive response from the readers, as evidenced by our newest best seller, Martha Stewart’s ‘Encyclopedia of Crafts,’ which debuted at #2 on the ‘New York Times’ bestseller list. It has also appeared on the bestseller list in the Wall Street Journal, and Publishers Weekly. Earlier we officially launched ‘Emeril at the Grill: A Cookbook for All Seasons.’ Emeril’s first book in a ten title deal with Harper Studios.
One area that I am extremely proud of is our Internet business. Several years of investment in our digital platform is beginning to pay off. Advertising revenue was up 13% in the first quarter, and the second quarter so far looks even stronger. This is remarkable, given that overall advertising pressure has been hitting many on-line. We are succeeding here, not only because of our brands, but because of our strategy.
We are doing a much better job of organizing our content, making it more relevant to users, and using our presence to better market our advertisers’ products and our own products. And consumers are responding. More visitors are coming to our site, and staying longer. Page views are up 49% from the prior year quarter, and traffic to our on-line Easter workshop doubled from last year. We are also building new brands in our digital business, and new tools, that we expect to further engage and grow our user base.
To continue building our Martha Stewart brand among loyal consumers, and to reach a younger demographic we are using blogs and Twitter. In fact, Martha has over 500,000 followers on Twitter. These tools have been very useful in launching new brands, like Francesca and Sharky, Martha’s two French bulldogs, who recently unveiled their own blog called ‘The Daily Wag.’
This is just one piece of our pet strategy, which includes the launch of our new pets channel at www.MarthaStewart.com/pets. The website, which is primarily sponsored by Nestle Purina PetCare, as part of a multi-platform marketing initiative, provides fresh ideas and information related to pet care. We are excited about the pet space, and see several merchandising opportunities for us. Our research shows many similarities to what we saw with crafts, when we entered that business two years ago.
Our Broadcast segment remains a steady performer, with an increase in adjusted EBITDA this quarter, despite flat revenue in a soft advertising market. While TV ratings are down somewhat, we continue to improve our reach with our core demographic of women 25 to 49, a very desirable target for marketers. We have also done a good job of diversifying our broadcasting business, from our Whatever Girls popular radio show on Sirius, and their critically-acclaimed TV program on Fine Living, to Emeril’s TV series, Emeril Green, on Discovery’s Planet Green. Emeril is currently taping the second season of Emeril Green, while production of the second season of Whatever! Martha kicks off in June.
We are also managing the cost side of our business aggressively. We have taken headcount reductions in every segment, and we are continually identifying other opportunities for savings, without sacrificing the quality of products delivered to our customers. In addition, we are seeing some offsetting benefit from lower print, paper, and distribution costs, given the softness in magazine advertising. While we build efficiency into individual platforms, we also know that our platforms work together to create a powerful tool for marketers. We believe we are setting the pace, in what we call ‘Omni marketing,’ as evidenced by our new program with Purina.

In summary, the media environment remains challenging, but we have some effective tools. Diversity, strong brands, loyal customers, and the creativity and multi-media platforms, to execute integrated marketing programs. Of course, merchandising also plays a big role in our future growth, and to update you on what we are doing there, I will turn the call over to Robin Marino.

Robin Marino — Martha Stewart Living Omnimedia — President and CEO Merchandising
Thank you Charles, and good morning everyone.
Merchandising held it’s own in the first quarter, while the results show a decline from the prior year, that comparison includes higher KMart contribution in the year-ago quarter. Absent KMart, our business showed solid performance in a challenging retail environment, led by contributions from Emeril and Martha Stewart for 1-800-FLOWERS.com. During the quarter, we signed a new licensing agreement with Hain Celestial Group, for a Martha Stewart line of natural home cleaning products. The program appropriately called Martha Stewart Clean, is expected to be introduced at retail later this year.
In addition, we continue to execute on cost reduction initiatives, which helped partially offset the revenue decline in the quarter. Now I would like to touch on some of our key partnerships and initiatives. The Martha Stewart Collection continues to perform well for Macy’s. We are excited to learn that is has become Macy’s largest volume brand in their home business. We have had notable success in numerous categories, and we will expand our presence there accordingly.
Our Martha Stewart craft business continues to grow nicely, driven by ongoing distribution expansion, integrated marketing initiatives, and an ever improving lineup of products. Emeril also continues to perform very well. His recently introduced coffee line with Timothy’s is showing strong early results, across a variety of distribution channels. These include the hotel sector, specialty chains like Bed, Bath and Beyond, and web retailers like Amazon.com. Emeril is also contributing revenue through his line of cookware with All-Clad and food products with B&G.
In addition to our current businesses, we have a vibrant pipeline of future merchandising opportunity. As I always say, media creates demand, merchandising fulfills it. Charles talked about the multimedia platform media campaign, introduced this quarter on pets. It is an area where we can build strong brand equity, as evidenced by our already popular blog and pets channel. We see many opportunities in merchandising for this category going forward.
Food is another area for development. As we mentioned on the last call, we are concluding a two-year run with Costco, in which we have been able to gain valuable learning, with respect to developing the Kirkland signature Martha Stewart co-branded food products. Now our goal is to take what we have learned, and apply it to a much broader Martha Stewart food line, that will be distributed in a wide variety of outlets.
The consumer spending environment remains pretty weak, but we offer quality products that are centered on the home, and represent value at affordable price points. This is a good position to be in, as people are spending more time at home. It provides with us a measure of resilience during challenging times, but we are also very focused on managing costs, and on further diversifying our business.
As we said on our last call, 2009 will be a transition year, as we continue to realize the impact of the wind-down of our KMart relationship. We think of 2009 as the end of an era, as we transition out of our relationship with KMart, and into a new era in 2010, where we will have the pieces in place, to be a stronger and more diversified company. A big part of this new era, will of course be a new relationship at mass retail, and I can tell that you we continue to progress positively on that front. Our designers are hard at work on new designs and concepts for 2010. We have a lot of work to do, but we are confident and excited about our future, so stay tuned.
Now I will turn the call over to Kelli to take you through financials.

Kelli Turner — Martha Stewart Living Omnimedia — EVP, CFO
Thank you, Robin. It is great to be here at Martha Stewart, and I am looking forward to getting to know many of you on our calls in the weeks and months ahead. I wanted to take a moment to share with you, why I am excited about opportunity here.
One concept I have learned throughout my career, is the importance of brand as a business proposition. Martha Stewart possesses not only a compelling multi-platform business model, but it also has what very few companies can claim, a well respected consumer brand that is a household name. That combination and the many opportunities in front of the Company, are what drew me to MSLO.

Of course, while the future is exciting, I am also joining the Company in a very challenging economic environment. As Charles and Robin have indicated, our results reflect a tough magazine advertising climate, as well as the expected decline from KMart. These factors were offset in part, by our efforts to reduce expenses across our businesses. We decreased staffing costs in each of our segments, while also benefiting from efficiencies we have implemented in consumer marketing, editorial, and TV production.
Total revenues were $50.4 million in the first quarter of 2009, compared to 67.8 million in the prior year quarter. The biggest contributors to the decrease, were lower publishing revenue, and the $5 million decline in revenue from KMart, as the relationship winds down. Adjusted EBITDA loss for first quarter was $5 million, compared to a loss of 1.2 million in the prior year quarter. The decline reflects lower revenue, partially offset by cost savings in the publishing and merchandising segments, as well as the reduction of our compensation accrual, and lower compensation costs across our businesses.
Net loss per share was $0.31 in the first quarter, versus a loss of $0.08 a year ago. Included in the results is an impairment charge of $7.1 million, or $0.13 per share for the first quarter, related to a cost based equity investment. When excluding the impairment charge recorded in the quarter, net loss per share was $0.18.
Now for our year-over-year performance, on a segment basis. Overall publishing revenue was down 30% versus the prior year’s quarter. Print advertising revenue decreased 30%, due to lower ad paging, and circulation declined 24%. So as Charles noted, overall subscribership increased. The prior year quarter benefited from two special newsstand only magazine issues. Also, we had greater revenue in the first quarter of 2008, due to the timing of delivery of new book manuscripts. Publishing adjusted EBITDA loss was 1.4 million in the first quarter of 2009, compared to adjusted EBITDA of 2.4 million in the prior year’s quarter.
Our Internet business continues to gain traction. On a reported basis, Internet revenues were down, but keep in mind that last year’s numbers included our flowers business, which was moved to the merchandising segment in the second quarter of last year. Excluding the flowers business from last year’s results, revenue grew 13%. Internet adjusted EBITDA loss was 1.5 million in the first quarter of 2009, and a loss of 1.8 million in 2008.
Broadcasting revenue was essentially flat at 10.5 million in the first quarter. Softer ratings were partially offset by the addition of Emeril programming, and somewhat higher CPM. Broadcasting adjusted EBITDA was 1 million, up from about 500,000 in last year’s first quarter. Merchandising revenue totaled 8.9 million, compared with 13.1 million a year ago. Excluding KMart revenues for both quarters, revenues increased approximately 18%. Emeril and our partnership with 1-800-FLOWERS.com, helped partially offset the KMart differential. Merchandising adjusted EBITDA was 5.5 million in the quarter, compared with 7 million in the prior year’s quarter.
One item to note is that our new relationship with Hain, provided us with approximately $2 million of Hain common stock in the first quarter. This was only slightly [accretive] in this quarter’s GAAP results, as it is being amortized over the contract term, but we have an approximately $2 million monetizable asset, with potential upside.
Adjusted EBITDA loss at corporate improved to 8.6 million, from 9.3 million last year. Corporate results include lower compensation accrual, lower compensation costs, and an increase in severance charges in the quarter. The Company is making progress in aligning costs with the market environment, and we expect that these actions will support greater operating leverage as the economy improves.
Our balance sheet remains very healthy, with a net cash and short-term investment position of 42 million at the end of the first quarter. We finished the quarter, the first quarter of 2009 with $60 million in total cash, cash equivalents, and short-term investments, and 18 million in debt. We are managing expenses carefully and preserving cash, with a focus on making strategic investments in growth.
As we look at the second quarter, we see continued challenges in print advertising, combined with softness at newsstands, continued strength in Internet advertising, steady performance in Broadcasting, though I would note that Emeril’s broadcast results were first included in the prior year’s second quarter. The continued impact of the winding down of KMart on the merchandising segment, and a significantly smaller corporate loss, but note that there were some large one-time charges identified in the second quarter of last year.
In closing, we continue to operate in challenging media and retail environments with limited visibility. Even so, we are encouraged with the stability shown by our Internet, broadcast, and new merchandising businesses in particular, and we are focused on our costs, while managing a healthy balance sheet. As we move through the economic downturn, we believe MSLO will continue to benefit from the increasing diversity of our revenue streams, as well as the strength of our brand, with both consumers and business partners.

Thank you for joining us on our call today, and we will now turn it back to the operator for Q&A.
Question And Answer

Operator
Thank you. The floor is now open for questions. (Operator Instructions). Questions will be taken in the order they are received. Please hold the line while we poll for questions. Your first question comes from the line of Richard Ingrassia with Roth Capital Partners.

Richard Ingrassia — Roth Capital Partners — Analyst
Good morning everybody. Charles, you started with a lot comment on the digital initiatives, most of which were launched under Wenda’s direction. Now that she is gone, can you give us some idea of the organization of that division now, who is accountable for the progress, and new relationships that are struck from here?

Charles Koppelman — Martha Stewart Living Omnimedia — Executive Chairman and Principal Executive Officer
First, let me say that we have wonderful managers in our media business, and I will be overseeing them. Second, we embarked on the digital buildout prior to Wenda’s arrival. We are excited about the digital space, and we will continue to build upon it.

Richard Ingrassia — Roth Capital Partners — Analyst
Okay. Thanks. And one more question. It looks like the costs are starting to come in, in the operating companies, but we have also been looking for some overhead reductions, and it is still largely flat year-over-year. Other than the management downsizing there so far, and given Martha’s renewed package, what should be our expectations for ‘09 there in corporate overhead?

Kelli Turner — Martha Stewart Living Omnimedia — EVP, CFO
I think I will take that one. I think as the year goes forward, will you see, as I said in my remarks, and this is Kelli, you will see more significant reductions in corporate. Obviously there is some impact of Martha’s new contract on that. However, I think you will the cost reductions that we have talked about play out, as the year goes on, at corporate.

Richard Ingrassia — Roth Capital Partners — Analyst
Okay. And I lied, I am sorry, I have one more question about the impairment charge. Maybe just a little bit more color there, than what is in the press release, and how likely is it that we will see other charges of any kind in ‘09?

Charles Koppelman — Martha Stewart Living Omnimedia — Executive Chairman and Principal Executive Officer
I am going to let Kelli take that, because it is purely an accounting issue.

Kelli Turner — Martha Stewart Living Omnimedia — EVP, CFO
Sure. So our impairment charge was on a cost base equity investment in Wilton. Wilton is a fantastic company with a very strong and growing EBITDA. As you all know, obviously the equity markets have been down significantly, and this is just sort of based on valuation methodology, we took the impairment charge on this assets, but Wilton continues to have growing EBITDA, and to do well, so we don’t, you can never say never, but we don’t foresee anything else. It was just the analysis of this investment.

Richard Ingrassia — Roth Capital Partners — Analyst
And no likelihood of any asset, any valuation adjustments on the Emeril acquisition, for example, or anything else that is at risk, potentially?

Kelli Turner — Martha Stewart Living Omnimedia — EVP, CFO
Nothing that we see.

Richard Ingrassia — Roth Capital Partners — Analyst
Okay. Thank you.

Operator
Your next question comes from the line of Michael Meltz with JPMorgan.

Michael Meltz — JPMorgan Securities — Analyst
One follow-up on that last question there. The Wilton write-down that is the 10% ownership stake that you had in that crafts business, is that what that relates to?

Charles Koppelman — Martha Stewart Living Omnimedia — Executive Chairman and Principal Executive Officer
That is correct.

Michael Meltz — JPMorgan Securities — Analyst
So you have written it down to zero, basically?

Charles Koppelman — Martha Stewart Living Omnimedia — Executive Chairman and Principal Executive Officer
No.

Kelli Turner — Martha Stewart Living Omnimedia — EVP, CFO
The impairment charge was 7.1 million. It was actually on our books. We invested 10 million in cash, but we had a prior equity interest, that was converted into a greater amount than that. So it was on our books for more than the 10 million.

Michael Meltz — JPMorgan Securities — Analyst
Okay. I think I have four questions. You said non-KMart was up 18% in the quarter. You had a true-up last year. Can you just talk about what were Kmart sales down in the quarter in the quarter, if I just look at, that would imply KMart revenues down like 60%, but I really don’t think sales were down that much? Can you give a little more clarity there?

Robin Marino — Martha Stewart Living Omnimedia — President and CEO Merchandising
Michael, we really don’t comment on the data relating to our partnerships, in terms of the sales. But there is no question as we near the end of our KMart agreement, that they are phasing out of our business.

Michael Meltz — JPMorgan Securities — Analyst
Yes, but this is just reported data. So did you have a true-up in this Q1 here?

Kelli Turner — Martha Stewart Living Omnimedia — EVP, CFO
What was that?

Michael Meltz — JPMorgan Securities — Analyst
Was there a KMart related true-up in your numbers for Q1 of ‘09?

Kelli Turner — Martha Stewart Living Omnimedia — EVP, CFO
No, it wasn’t that it was a true-up, but yes, there were some guarantees in last year’s first quarter. So I think that is fair to say.

Michael Meltz — JPMorgan Securities — Analyst
Right. And were there any in this year’s first quarter?

Kelli Turner — Martha Stewart Living Omnimedia — EVP, CFO
Yes, but a smaller number. A much smaller number.

Michael Meltz — JPMorgan Securities — Analyst
Can you tell us the number?

Kelli Turner — Martha Stewart Living Omnimedia — EVP, CFO
We don’t specifically break out those numbers, but I mean, I would say that it was a much smaller guarantee in the first quarter of this year.

Michael Meltz — JPMorgan Securities — Analyst
It is usually in your Q. I guess I will move on.

Kelli Turner — Martha Stewart Living Omnimedia — EVP, CFO
Yes?

Charles Koppelman — Martha Stewart Living Omnimedia — Executive Chairman and Principal Executive Officer
Michael, what specifically do you want to though?

Michael Meltz — JPMorgan Securities — Analyst

I would like to know what KMart sales were down year-over-year, and specifically do you expect KMart product to remain, your MSE product to remain in Kmart stores throughout this year?

Robin Marino — Martha Stewart Living Omnimedia — President and CEO Merchandising
The answer is yes, we do expect our product to be there through the end of our term with them, but they are phasing out of it, Michael, as we move forward. They have to liquidate the inventory by the end of January 2010, and they have got a 3-month sell off window.

Michael Meltz — JPMorgan Securities — Analyst
Right, so as we are thinking about your KMart contribution this year, you have the recoupment, so if your revenues were $3 million, or $3.5 million in Q1, what is the expectation of KMart-related revenues for this calendar year?

Kelli Turner — Martha Stewart Living Omnimedia — EVP, CFO
Actually, I think we would feel more comfortable as it will be disclosed, in the first quarter the overall KMart revenues are down about $5 million. That includes guarantees and earned amounts. We don’t look forward, so I think Robin sort of gave you sort of the color on going forward, but I don’t think we can give more specifics on that looking forward.

Michael Meltz — JPMorgan Securities — Analyst
Okay. You said there was some severance in the corporate line. What was that dollar amount, please?

Kelli Turner — Martha Stewart Living Omnimedia — EVP, CFO
Increased severance was a couple hundred thousand dollars, from last year’s first quarter.

Michael Meltz — JPMorgan Securities — Analyst
Okay. Your magazine ad revenues were actually much better than I thought they would be, given the page count. It seems like you are getting good yield, even in this environment. Can you talk about what you are doing, or what you are seeing on the pricing side?

Charles Koppelman — Martha Stewart Living Omnimedia — Executive Chairman and Principal Executive Officer
We are holding up pricing. Brand is incredibly strong. And we are working hard.

Kelli Turner — Martha Stewart Living Omnimedia — EVP, CFO
But one thing that we would note is that Min have some numbers incorrect. So the ad pages, I think Min was showing it down year to date something like 46%. That was just an error. Year to date through May, ad pages are down more like 30% MSL. So maybe that is why you were expecting it to be worse.

Michael Meltz — JPMorgan Securities — Analyst
For the quarter, what were your ad pages down?

Kelli Turner — Martha Stewart Living Omnimedia — EVP, CFO
For the quarter, ad pages were down about 35%. And Martha Stewart Living actually performed slightly better than the overall number.

Michael Meltz — JPMorgan Securities — Analyst
Okay. That is a good amount of yield. Last question, on expenses, and the first questioner here touched on it, but you did, expenses at publishing were very low. I know you did the cost take-outs, and the volumes declines helped you. It sounded like earlier in the year you expected the cost take-outs to ramp throughout this year. Should we be thinking of this Q1 as the low point, or are there additional reductions that will help that number as the year goes by?

Kelli Turner — Martha Stewart Living Omnimedia — EVP, CFO
I think there are two pieces to that. We would like the environment to get better, and as the environment gets better, some of the PP&D costs obviously are going to come back. But on a sort of efficiencies in the business, we expect that to continue to improve, and we are always looking at that.

Charles Koppelman — Martha Stewart Living Omnimedia — Executive Chairman and Principal Executive Officer
And you will those benefits as they occur during the course of the year.

Michael Meltz — JPMorgan Securities — Analyst
Okay. Great. Thank you for your time.

Charles Koppelman — Martha Stewart Living Omnimedia — Executive Chairman and Principal Executive Officer
You are welcome.

Operator
Your next question comes from the line of David Bank with RBC Capital Markets.

David Bank — RBC Capital Markets — Analyst
Thanks. Good morning. I think I have four questions, which probably means I will have like eight questions, so thanks for bearing with me. First, just want to clarify. Charles, in your opening comments I think you said that subscribers across the platform were up, and yet we heard later that circulation was down, I think 24%. So can you kind of make those two things make sense? That is the first question.
Second question, Robin, I think you were kind of talking about the Costco agreement, how you are closing up sort of a two-year agreement, or you are coming off two years into the agreement, and you are looking at expanding the food line. You are not concluding the Costco agreement, right? I just want to confirm that is still going to be in place going forward?
The next question is, we have completed April, so I am assuming you have pretty good visibility on the April book, as well as the May book. Can you talk about pacings in terms of advertising, and in the last question, I know that we are anniversarying the Emeril acquisition, but I also think that Emeril TV revenue in particular, tends to be kind of lumpy. So I think it can be lumpy. Is there anything in terms of the comp that we should have a heads-up for, for the next couple quarters, in terms of Emeril lumpiness?

Charles Koppelman — Martha Stewart Living Omnimedia — Executive Chairman and Principal Executive Officer
Let me take your first question. When we talk about circ, some of the weakness is primarily from newsstand sales, and we also didn’t have a special issue in Q1 ‘09, and some higher aging commissions. But subscribers are up. And again, it speaks to the strength of the brand.

Robin Marino — Martha Stewart Living Omnimedia — President and CEO Merchandising
Does that answer that, David?

David Bank — RBC Capital Markets — Analyst
Well, I hate to be thick, but can you just help me with the math? What percent of the sales are at the newsstand versus subscribers? How do you get from like a 24% decline in circ, to an increase in subs? How does the math work?

Kelli Turner — Martha Stewart Living Omnimedia — EVP, CFO
Sure. And I will take that. It is Kelli. So newsstand was very soft. Newsstand was down, and the number of subscribers was up, but we paid higher commissions to get those subscribers. So I think the combination of both newsstand revenues and subscription revenues being down, is what led to the 24% decline in circulation. However, the point we were trying to make is that people are still reading the magazine, liking the magazine, staying with the magazine, and subscribers, the number of subscribers are actually up.

David Bank — RBC Capital Markets — Analyst
Got it. Okay.

Kelli Turner — Martha Stewart Living Omnimedia — EVP, CFO
Does that help?

David Bank — RBC Capital Markets — Analyst
That helps, yes, absolutely.

Robin Marino — Martha Stewart Living Omnimedia — President and CEO Merchandising
David, this is Robin. Costco was great laboratory for us, very much like Michael’s was for crafts. And as we look forward, we expect to have a much bigger and broader business. So to answer your question, we won’t be doing a co-branded program with Martha Stewart and Kirkland any more. We will be doing a much broader food program, and we anticipate that Costco will buy all of those new initiatives.

David Bank — RBC Capital Markets — Analyst
Okay. Anybody in particular that you guys have spoken about publicly for other food partnerships?

Charles Koppelman — Martha Stewart Living Omnimedia — Executive Chairman and Principal Executive Officer
Yes, we just can’t have that discussion with you now.

David Bank — RBC Capital Markets — Analyst
Okay.

Kelli Turner — Martha Stewart Living Omnimedia — EVP, CFO

And then I think, did you after question on Emeril?

David Bank — RBC Capital Markets — Analyst
Yes, is there lumpiness to the recognition of Emeril revenue, particularly on the broadcast side, as we start to anniversary the acquisition?

Charles Koppelman — Martha Stewart Living Omnimedia — Executive Chairman and Principal Executive Officer
Emeril’s television persona continues. He is in the process of doing the new season for Planet Green, and has several new wonderful ideas on tap for future television opportunities, and so when you say lumpy —?

David Bank — RBC Capital Markets — Analyst
My sense was that if Emeril filmed a whole bunch of episodes, like he wouldn’t necessarily film an episode a day, every day for 52 weeks. There will be some quarters where he films more episodes, and some where he films less, and you would be paid in relation to that activity. So I am just trying to get a sense of whether or not there is going to be any lumpiness in the comp year-over-year?

Kelli Turner — Martha Stewart Living Omnimedia — EVP, CFO
Yes, I would say in the third quarter of last year, there were some big TV payments, so I think you will see it in the third quarter of this year, that would be lower.

David Bank — RBC Capital Markets — Analyst
Okay.

Kelli Turner — Martha Stewart Living Omnimedia — EVP, CFO
So still a lot of good things in this year coming in different quarters, but the one quarter of note is that the third quarter of ‘08 was kind of his big television revenue quarter.

Charles Koppelman — Martha Stewart Living Omnimedia — Executive Chairman and Principal Executive Officer
That is not to say that by the third quarter of this year there may not be a new television situation ready to go.

David Bank — RBC Capital Markets — Analyst
Okay, all right, thanks, guys.

Robin Marino — Martha Stewart Living Omnimedia — President and CEO Merchandising
You are welcome.

Operator
Your next question comes from the line of David Kestenbaum with Morgan Joseph.

David Kestenbaum — Morgan Joseph & Co. — Analyst

Thanks. Since you didn’t present a cash flow, I was wondering were you free cash flow positive for the quarter, and do you expect to be free cash flow positive for the year, despite the lower revenue levels?

Charles Koppelman — Martha Stewart Living Omnimedia — Executive Chairman and Principal Executive Officer
We don’t want to give forward-looking statements about any of the above.

Kelli Turner — Martha Stewart Living Omnimedia — EVP, CFO
I think what I would say, and given that I am new, I would say that I am not sure what definition of free cash flow you are using here. If it is EBITDA minus CapEx, obviously EBITDA was negative for the quarter, so clearly that would answer the question. We have a healthy cash balance. I think you can look at the cash from quarter to quarter, as it is very strong, but I don’t know if that is what you are looking at as free cash flow.

David Kestenbaum — Morgan Joseph & Co. — Analyst
Okay. And then as far as the Costco relationship, so you are going to be outsourcing the production of the food, is the way I understand it, right? Previously Costco had done that for you.

Robin Marino — Martha Stewart Living Omnimedia — President and CEO Merchandising
That is correct.

David Kestenbaum — Morgan Joseph & Co. — Analyst
Okay. And then what is the timing on that? Have have you announced the vendor? Are you close to landing a vendor for that?

Robin Marino — Martha Stewart Living Omnimedia — President and CEO Merchandising
No, as Charles said, we haven’t announced that yet. Those partnerships are all underway.

David Kestenbaum — Morgan Joseph & Co. — Analyst
Okay. And that is all of my questions. Thanks.

Charles Koppelman — Martha Stewart Living Omnimedia — Executive Chairman and Principal Executive Officer
Thank you.

Operator
(Operator Instructions). You have a follow-up question from the line of Michael Meltz with JPMorgan.

Michael Meltz — JPMorgan Securities — Analyst
Hey, I am sorry for the follow-up. Kelli, in your comments about forward, or the qualitative comments you gave about what your, as you look ahead, are you seeing any improvement in magazine ad trends? We know it is still difficult, but how are you thinking about, or what have you seen? July is basically closed at this point. Can you comment on that please?

Charles Koppelman — Martha Stewart Living Omnimedia — Executive Chairman and Principal Executive Officer
Michael, anecdotally, when I talk to different publishers, last night I had dinner with a CEO of a major publisher. But to quote, I guess, Bernanke, there are some green shoots out there in some categories. Again, when there are magazine closings, I think that bodes well for a brand as strong as ours. So we are guardedly, cautiously, and every other thing I can underline going forward, but there looks like a little daylight.

Michael Meltz — JPMorgan Securities — Analyst
Okay.

Kelli Turner — Martha Stewart Living Omnimedia — EVP, CFO
You might see that as the year progresses, the second quarter expected to stay relatively weak, but I think as the year progresses, hopefully you will see that.

Michael Meltz — JPMorgan Securities — Analyst
Last question. You talked a lot, Robin, about the food deal of sorts. Should our expectation be as you are thinking about KMart winding down, that you will be able to farm a mass retail partnership in ‘09, before February 2010, or how should we be thinking about that?

Robin Marino — Martha Stewart Living Omnimedia — President and CEO Merchandising
Well, we expect to be ready for a seamless transition into 2010.

Michael Meltz — JPMorgan Securities — Analyst
Okay, thank you for your time.

Robin Marino — Martha Stewart Living Omnimedia — President and CEO Merchandising
You are welcome.

Charles Koppelman — Martha Stewart Living Omnimedia — Executive Chairman and Principal Executive Officer
You are welcome. Thanks for your questions.

Operator
This concludes today’s conference call. You may now disconnect.